Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY ANNOUNCES EXPIRATION AND FINAL RESULTS
OF EXCHANGE OFFERS AND CONSENT SOLICITATIONS FOR 21ST CENTURY
FOX AMERICA, INC. NOTES

BURBANK, Calif., March 18, 2019 – The Walt Disney Company (“TWDC”) (NYSE: DIS) announces the expiration and final results of the offers to exchange (the “Exchange Offers”) any and all outstanding notes (the “21CFA Notes”) issued by 21st Century Fox America, Inc. (“21CFA”) for up to $18,128,740,000 aggregate principal amount of new notes to be issued by TWDC Holdco 613 Corp. (“New Disney”, and such new notes, the “New Disney Notes”) and cash and the related consent solicitations (the “Consent Solicitations”) made by New Disney on behalf of 21CFA to adopt certain proposed amendments (the “Proposed Amendments”) to the indentures governing the 21CFA Notes (the “21CFA Indentures”). The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on March 15, 2019 (the “Expiration Date”).

As of the Expiration Date, the principal amounts of 21CFA Notes set forth in the table below had been validly tendered and not validly withdrawn:

Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	21CFA Notes Tendered as of 5:00 p.m. New York City time on March 15, 2019
		Principal Amount	Percentage
5.650% Senior Notes due 2020 / 90131HAP0 / 652482BV1 / U65249AS0 / U88803AC2	$400,000,000	$370,982,000	92.75%
4.500% Senior Notes due 2021 / 90131HAQ8	$1,000,000,000	$863,326,000	86.33%
3.000% Senior Notes due 2022 / 90131HAR6	$1,000,000,000	$921,824,000	92.18%
8.875% Senior Debentures due 2023 / 90131HAS4	$250,000,000	$198,404,000	79.36%
4.000% Senior Notes due 2023 / 90131HAA3	$300,000,000	$284,844,000	94.95%
7.750% Senior Debentures due 2024 / 90131HAT2 / 652478AR9	$200,000,000	$186,329,000	93.16%
7.750% Senior Debentures due 2024 / 90131HAU9 / 652478AU2	$90,000,000	$68,112,000	75.68%
9.500% Senior Debentures due 2024 / 90131HAV7	$200,000,000	$192,745,000	96.37%
3.700% Senior Notes due 2024 / 90131HAE5 / 90131HAC9 / U88803AA6	$600,000,000	$577,316,000	96.22%
8.500% Senior Debentures due 2025 / 90131HAW5	$200,000,000	$186,242,000	93.12%
3.700% Senior Notes due 2025 / 90131HBW4	$600,000,000	$592,298,000	98.72%
7.700% Senior Debentures due 2025 / 90131HAX3	$250,000,000	$238,086,000	95.23%

		21CFA Notes Tendered as of 5:00 p.m. New York City time on March 15, 2019
Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
7.430% Senior Debentures due 2026 / 90131HAY1	$240,000,000	$229,499,000	95.62%
3.375% Senior Notes due 2026 / 90131HCB9 / 90131HCA1 / U88803AF5	$450,000,000	$436,340,000	96.96%
7.125% Senior Debentures due 2028 / 90131HAZ8	$200,000,000	$194,125,000	97.06%
7.300% Senior Debentures due 2028 / 90131HBA2	$200,000,000	$195,582,000	97.79%
7.280% Senior Debentures due 2028 / 90131HBB0	$200,000,000	$195,100,000	97.55%
7.625% Senior Debentures due 2028 / 90131HBC8	$200,000,000	$187,789,000	93.89%
6.550% Senior Notes due 2033 / 90131HBD6	$350,000,000	$342,348,000	97.81%
8.450% Senior Debentures due 2034 / 90131HBE4	$200,000,000	$194,866,000	97.43%
6.200% Senior Notes due 2034 / 90131HBF1 / 652482BH2	$1,000,000,000	$984,223,000	98.42%
6.400% Senior Notes due 2035 / 90131HBG9 / 90131HBH7 / U65249AM3	$1,150,000,000	$1,115,433,000	96.99%
8.150% Senior Debentures due 2036 / 90131HBJ3	$300,000,000	$299,004,000	99.67%
6.150% Senior Notes due 2037 / 90131HBK0	$1,000,000,000	$990,309,000	99.03%
6.650% Senior Notes due 2037 / 90131HBL8	$1,250,000,000	$1,234,237,000	98.74%
6.750% Senior Debentures due 2038 / 90131HBM6	$248,740,000	$234,684,000	94.35%
7.850% Senior Notes due 2039 / 90131HBN4	$300,000,000	$297,134,000	99.04%
6.900% Senior Notes due 2039 / 90131HBP9	$600,000,000	$588,117,000	98.02%
6.150% Senior Notes due 2041 / 90131HBQ7	$1,500,000,000	$1,488,659,000	99.24%
5.400% Senior Notes due 2043 / 90131HAB1	$700,000,000	$683,837,000	97.69%
4.750% Senior Notes due 2044 / 90131HAH8 / 90131HAF2 / U88803AB4	$600,000,000	$588,724,000	98.12%
4.950% Senior Notes due 2045 / 90131HBZ7	$400,000,000	$399,301,000	99.83%

		21CFA Notes Tendered as of 5:00 p.m. New York City time on March 15, 2019
Title of Series/CUSIP Number of 21CFA Notes	Aggregate Principal Amount Outstanding	Principal Amount	Percentage
7.750% Senior Debentures due 2045 / 90131HBR5	$600,000,000	$589,506,000	98.25%
4.750% Senior Notes due 2046 / 90131HCD5	$400,000,000	$399,892,000	99.97%
7.900% Senior Debentures due 2095 / 90131HBS3	$150,000,000	$114,658,000	76.44%
8.250% Senior Debentures due 2096 / 90131HBT1	$100,000,000	$93,881,000	93.88%

Eligible holders of 21CFA Notes who validly tendered and did not validly withdraw such notes at or prior to the Expiration Date are eligible to receive $1,000 principal amount of New Disney Notes of the applicable series for each $1,000 principal amount of 21CFA Notes tendered as set forth in the offering memorandum and consent solicitation statement dated October 5, 2018 and the related letter of transmittal, each as amended by a supplement dated October 15, 2018 and by the related press releases dated October 29, 2018, November 27, 2018, January 8, 2019, January 18, 2019, January 25, 2019, January 29, 2019, January 30, 2019, February 6, 2019, February 21, 2019, March 1, 2019, March 5, 2019 and March 8, 2019 (as so amended, the “offering memorandum and consent solicitation statement” and the “letter of transmittal”, respectively). Eligible holders who tendered and did not validly withdraw 21CFA Notes at or prior to 5:00 p.m., New York City time, on October 19, 2018 (the “Early Tender Date”) are eligible to receive on the settlement date for the Exchange Offers a $1.00 cash payment for each $1,000 principal amount of 21CFA Notes tendered and not validly withdrawn as of the Early Tender Date, even if on such settlement date such person is no longer the beneficial owner of such 21CFA Notes.

Supplemental indentures effecting the Proposed Amendments relating to the 21CFA Notes were executed on October 22, 2018. Such supplemental indentures were valid and enforceable upon execution but will only become operative upon the settlement of the Exchange Offers and Consent Solicitations. As a result, the Proposed Amendments effected by the supplemental indentures will be deemed to be revoked retroactive to the date thereof if the Exchange Offers and Consent Solicitations are terminated or withdrawn prior to settlement.

The Exchange Offers and Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement and the letter of transmittal and are conditioned upon the closing of New Disney’s acquisition (the “Acquisition”) of Twenty-First Century Fox (“21CF”), which condition may not be waived by New Disney, and certain other conditions that may be waived by New Disney. As of the Expiration Date, all conditions to the Exchange Offers and Consent Solicitations (other than the consummation of the Acquisition) were satisfied. Therefore, the settlement will occur on or about the date the Acquisition is consummated. As previously announced, the Acquisition is expected to become effective at 12:02 a.m. Eastern Time on March 20, 2019, subject to the satisfaction or waiver of the conditions to the consummation of the Acquisition set forth in the documentation governing such transaction. If the Acquisition is not consummated, or settlement does not otherwise occur, promptly following the Expiration Date, then the 21CFA Notes will be promptly returned to the tendering holders and the Proposed Amendments will be deemed to be revoked retroactive to the date of the supplemental indentures.

Each series of New Disney Notes will have the same interest payment dates and regular record dates as the corresponding series of 21CFA Notes, provided that if the regular record date for the first interest payment date of any series of New Disney Notes would be a date prior to the settlement date, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Documents relating to the Exchange Offers and Consent Solicitations were only distributed to eligible holders of 21CFA Notes who completed and returned an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the offering memorandum and consent solicitation statement and letter of transmittal.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations were made solely pursuant to the offering memorandum and consent solicitation statement and letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

The New Disney Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the New Disney Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the Acquisition and the anticipated benefits thereof and the expected timing of completion of the Exchange Offers and the Consent Solicitations. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the Acquisition or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to the risk: (i) that the completion of the Acquisition may not occur on the anticipated terms and timing or at all, (ii) that a condition to closing of the Acquisition may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the Acquisition under U.S. and Australian tax laws), (iii) that the anticipated tax treatment of the Acquisition is not obtained, (iv) that potential litigation relating to the Acquisition is instituted against 21CF, TWDC, New Disney or their respective directors, (v) of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the Acquisition and on the other conditions to the completion of the Acquisition, and (vi) of adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the Acquisition or cause the terms of the Acquisition to be modified, as well as management’s response to any of the aforementioned factors.

Additional factors are set forth in TWDC’s Annual Report on Form 10-K for the year ended September 29, 2018 under Item 1A, “Risk Factors”, and in subsequent reports.

Media Contact:

David Jefferson
david.j.jefferson@disney.com
818-560-4832

Investor Contact:

Lowell Singer
lowell.singer@disney.com
818-560-6601
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